Exhibit 10.2

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES REGULATIONS AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE OR PLEDGED AS SECURITY IN THE ABSENCE OF SUCH REGISTRATION WITHOUT RELIANCE ON AN EXEMPTION UNDER THE SECURITIES ACT AND COMPLIANCE WITH APPLICABLE STATE SECURITIES REGULATIONS.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), THE CHIEF FINANCIAL OFFICER OF OUR BOND, INC., A REPRESENTATIVE OF THE COMPANY, WILL, BEGINNING TEN DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). THE CHIEF FINANCIAL OFFICER MAY BE REACHED AT (888) 567-6234.

PROMISSORY NOTE

DUE SEPTEMBER 1, 2026

Issued on: May 4, 2026	Principal Amount: $1,000,000

Purchase Price: $1,000,000

This Promissory Note is duly authorized and validly issued on the date set forth above (such date, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note, being the “Original Issue Date”) by Our Bond, Inc., a Nevada corporation, (together with its successors and, if permitted, assigns, the “Company”), designated as its Promissory Note due September 1, 2026 (this “Note”) by and between the Company and Ascent Partners Fund LLC (together with its successors and registered assigns, the “Holder”), a Delaware limited liability company.

FOR VALUE RECEIVED, the Company promises to pay to the order of the Holder the principal amount first written above on September 1, 2026 (the “Maturity Date”) in full in cash or on such earlier date as this Note is required or permitted to be repaid as provided hereunder, in each case together with all accrued but unpaid interest thereon and otherwise to pay interest to the Holder on the aggregate outstanding principal amount of this Note in accordance with the provisions hereof. Amounts repaid will not be advanced again.

This Note is subject to the following additional provisions:

Section 1. REPAYMENT

a) Maturity Date. The Company shall pay in full the principal amount of this Note, then outstanding, on the Maturity Date.

b) Mandatory Prepayments. On the business day following the Company consummating any public or private offering or other issuance of any capital stock of the Company (“Capital Stock”) or any other issuance of any Capital Stock (other than any issuance of shares of common stock, par value $0.0001, of the Company (the “Common Stock”) to the general public), equity-linked and variable-priced instruments or of any other securities or Indebtedness, in each case consisting solely of (i) any draw, advance or other funding under any equity line of credit or (ii) the exercise of warrants for shares of Capital Stock at their stated exercise price (or such lower amount as may be mutually agreed by the Company and the Holder in writing) (each, a “Subsequent Offering”), on any date other than the Maturity Date, the Company shall pay to the Holder in cash an amount equal to twenty five percent (25%) of the net proceeds actually received by the Company from such Subsequent Offering to repay the Obligations under this Note or the Promissory Note issued by the Company on March 1, 2026, or any combination thereof (a “Mandatory Prepayment Amount”).

c) The Company shall provide notice to the Holder of the closing of such Subsequent Offering, including the expected net proceeds thereof, not later than the 10th day preceding the date of consummation of such Subsequent Offering, which notice shall be irrevocable and constitute an agreement to pay the Mandatory Prepayment Amount on the date of consummation of such Subsequent Offering. In the case of Subsequent Offerings that occur due to either: (i) the Holder’s exercise of warrants for shares of Capital Stock; or (ii) Closings under the Securities Purchase Agreement by and between the Holder and the Company dated October 27, 2025, no notice to the Holder under this Section 1(b) will be required. This Section 1(b) is merely a requirement to redeem this Note and not an authorization to consummate any Subsequent Offering. For purposes hereof, “Indebtedness” means all obligations for borrowed money, all obligations evidenced by notes, bonds or similar instruments, all obligations under capital leases or conditional sale or title retention arrangements, all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), all obligations under guarantees or similar credit support arrangements, and all obligations secured by any lien on assets, whether or not assumed.

d) Voluntary Prepayments. So long as no Default or Event of Default exists, at any time upon ten (10) business days’ prior written notice to the Holder (which notice constitute an irrevocable agreement to pay such amount on the date set forth on such notice) stating the proposed date and proposed principal amount of such prepayment, the Company may prepay any portion of the principal amount of this Note, any accrued and unpaid interest, and any other amounts due under this Note. If the Company exercises its right to prepay the Note, instead of such principal amount, the Company shall pay to the Holder in cash an amount equal to the full Optional Prepayment Amount for such principal amount prepaid.

“Optional Prepayment Amount” means, at any time with respect to any principal amount, the sum of (a) one hundred percent (100%) of such principal amount and all accrued interest hereon outstanding as of such time, unless such percentage is otherwise agreed to by and between the Company and the Holder, and (b) all other amounts, costs, fees (including all Late Fees), expenses, indemnification and liquidated and other damages and other amounts due to the Holder in respect of this Note.

e) Interest. The Company shall pay interest to the Holder on the aggregate then-outstanding principal amount of this Note (and the then-outstanding principal amount of any other Obligation owing that does not expressly provide for any other rate of interest, which shall accrue daily at the rate of ten percent (10%) per annum from the date this Note is issued (or in the case of any other Obligation, from the date such obligation becomes due and payable) through the date such principal amount or other Obligation is paid in full. Accrued and unpaid interest shall be due and payable on the first day of each calendar month and on the Maturity Date, and as otherwise set forth herein. Any interest accrued and unpaid on any principal amount shall be due and payable upon any repayment of such principal amount under this Note. Upon an Event of Default, the interest rate set forth hereunder shall increase as provided in clause (f) below. This provision shall not affect or limit the Holder’s rights or remedies with respect to any Event of Default.

f) Default Rate. Immediately on the occurrence, and at all times during the continuance, of any Event of Default, without need for notice or demand all of which are waived, interest on this Note shall, in whole, automatically and without the need for any notice, demand or any other action by the Holder all of which are hereby waived, accrue and be owed daily at an increased interest rate equal to the lower of twenty-four percent (24%) per annum or the maximum rate permitted under applicable regulations (the “Default Rate”). If an Event of Default (after giving effect to notice periods and grace periods) occurs, the Default Rate shall become effective as of the date the Default that because such Event of Default first occurred, without consideration for any notice provision or grace period.

g) Late Fee. The Company shall pay a late fee (each a “Late Fee”) on any Obligation that is not paid when due, in an amount equal to ten percent (10%) of such payment, to the person owed such Obligation. This Late Fee shall be due and payable immediately upon such failure. It is intended to cover the inconvenience and additional internal, administrative and other fees, costs and expenses involved in processing delinquent payments and is not to be construed to cover or be applied against any indemnity or any out-of-pocket fees, costs or expenses incurred in any action to collect any Obligation or to foreclose any lien securing the same. This provision shall not affect or limit the Holder’s rights or remedies with respect to any Event of Default. This obligation to pay a Late Fee is a separate obligation and, once it has arisen hereunder, a failure to pay such Late Fee will not be cured implicitly by any waiver of any Event of Default or similar event that may have caused the payment that gave rise to such Late Fee.

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h) Calculations and Payment Provisions. All payments made to the Holder, shall be made in cash, which shall mean in immediately available dollars and without set off or counterclaim. Interest and fees owing to any of them shall be calculated on the basis of a 360-day year consisting of twelve thirty (30)-day periods, for the actual number of days occurring, in whole or in part, in the applicable period. The Holder shall have the option to refuse or accept, in their sole discretion, any payment to the Holder attempted to be made without a required notice, without a required Optional Prepayment Amount or a required fee. The Holder may, in its sole discretion, apply or recharacterize any payment made under hereunder to the payment of any outstanding Obligation, regardless of the intended characterization thereof by the Company, or any subsidiary of the Company (“Company Party”), including by recharacterizing a payment of principal as a payment of an Optional Prepayment Amount or a required fee, even if this characterization results in a smaller payment of principal. The Company hereby irrevocably waives the right to direct the application of any payment (or, after any Event of Default) to any Obligation. Whenever any payment hereunder shall be stated to be due on a day other than a business day, such payment shall be due on the next succeeding business day, including for purposes of the calculation of interest and fees. Any payment of any Obligation to the Holder received after 3 p.m. on any day shall be deemed received (i) on the next business day, in the case of any such payment and (ii) on the next trading day, in the case of any such delivery. Each determination by the Holder of an amount of interest or fee due hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2. Registration of Transfers and Exchanges

a) Different Denominations. This Note is exchangeable for new notes of different denominations having, in the aggregate, the same principal amount and otherwise the same terms, as may be requested by the Holder surrendering the same. No service charge or other amount will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder and may be transferred or exchanged only in compliance with applicable federal and state securities regulations.

c) Reliance on Note Register. The Company shall maintain in its records a list of the Holders and of registration and transfers of the Note (the “Note Register”). The initial Holder is listed herein. Any Holder may later notify in writing the Company of an assignment or transfer and the Company shall notify such transfer in the Note Register. Failure by the Company to duly notify such transfer in the Note Register shall not affect the validity of such assignment or transfer. Nevertheless, if the Company has not received notice of any transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue. Upon request by the Holder, the Company shall immediately execute and deliver to such Holder replacement Note or Notes, which may involve executing multiple Notes with split amounts to reflect partial assignments. Promptly upon receipt of such replacement Note or Notes, such Holder shall deliver the original Note back to the Company or, if the original Note is lost or stolen, provide an affidavit to the Company to that effect.

Section 3. Events of Default

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by Regulation or pursuant to any judgment, decree or order of any court, or any order, rule or Regulation of any Governmental Authority):

i. any default in the payment of (A) the principal amount of this Note when due or (B) any interest, fees, liquidated damages or any other Obligation owing to the Holder, within (5) business days after such principal, interest, fee, liquidated damage or other Obligation shall become due and payable, whether on the Maturity Date or otherwise;

ii. any Company Party shall fail for any reason to comply with Section 1(b) or Section 1(g) of this Note or any other Section of this Note that provides for an action after a notice period or that provides a specific period of time for the Company Parties to comply with;

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iii. any representation or warranty made by any Company Party in this Note, any other Obligation pursuant to a contract of the Company with, or any other report, financial statement, document, written statement or certificate made or delivered to, the Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

iv. any Company Party shall provide at any time notice to the Holder, including by way of public announcement, of such Company Party’s intention to not honor any provision of this Note;

v. any Company Party shall fail to observe or perform any other covenant, provision, or agreement contained in this Note which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) trading days after notice of such failure sent by the Holder to the Company and (B) ten (10) trading days after any Company Party has become or should have become aware of such failure;

vi. (A) a breach, default or event of default (without regard for any cure period therefor provided therein) shall have occurred under any Indebtedness of any Company Party or any Subsidiary of any Company Party having (individually or in the aggregate for all such Indebtedness) an aggregate maximum principal amount or commitment greater than One Hundred and Fifty Thousand dollars ($150,000), or (B) any such Indebtedness shall become or be declared due and payable prior to the date on which it would otherwise become due and payable;

vii. a breach, default or event of default (without regard to any grace or cure period provided in the applicable agreement, document or instrument or any subsequent waiver or other modification thereto) shall have occurred under any other Obligation pursuant to a contract of the Company to which any Company Party or any Subsidiary of any Company Party is obligated that, if determined adversely to any Company Party or any Subsidiary of any Company Party, could reasonably be expected to result in any injunction affecting any Company Party or any Subsidiary of any Company Party or any loss to the Company Parties and their Subsidiaries in excess of One Hundred and Fifty Thousand dollars ($150,000);

viii. any monetary judgment, writ or similar final process shall be entered or filed against any Company Party, any Subsidiary of any Company Party or any of their assets for an injunction or for monetary damages of more than One Hundred and Fifty Thousand dollars ($150,000), and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days;

ix. the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any asset of any Company Party or any Subsidiary of any Company Party having an aggregate fair value or repair cost (as the case may be) in excess of One Hundred and Fifty Thousand dollars ($150,000) individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

x. (A) any Company Party or any Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) of any Company Party shall commence a case or other judicial, administrative, regulatory or arbitral action or proceeding (“Proceeding”) under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, winding up, reorganization, arrangement, adjustment, protection, relief or composition of debts or liquidation or similar Regulation of any jurisdiction relating to the Company or any such Subsidiary or any Proceeding seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, liquidator or other similar official for it or for any of its assets, (B) any such case or other Proceeding shall be commenced against any Company Party or any such Subsidiary by any other person and such case or other Proceeding is not dismissed within forty-five (45) days after commencement, (C) any Company Party or any such Subsidiary shall be adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or other Proceeding is entered, (D) any Company Party or any such Subsidiary shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts as they mature or shall make a general assignment for the benefit of creditors, (E) any Company Party or any such Subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (F) any Company Party or any such Subsidiary, by any act or failure to act, shall expressly indicate its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action (including convening a meeting of the board) to authorize or otherwise for the purpose of effecting any of the foregoing;

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xi. the occurrence of any Change of Control;

“Change of Control” means the occurrence of any of the following: (1) any person or group of persons (within the meaning of the Exchange Act) shall have acquired legal or beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of (x) 50% prior to any initial public offering of the Common Stock and (y) 20% thereafter or more of the issued and outstanding voting stock of any Company Party (whether on an as converted or fully diluted basis), other than by acquiring such Common Stock directly in an offering made to the general public, (2) during any period of twelve consecutive calendar months, individuals who, at the beginning of such period, constituted the board of directors of the Company (together with any new directors whose election by the board of directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office or (3) the Company shall cease to own and control all of the economic and voting rights associated with all of the outstanding Capital Stock of the other Company Parties.

xii. (A) the Common Stock shall become “penny stock” as defined in regulations for purposes of 3(a)(51) of the Exchange Act, (B) there shall be no securities exchange, automated quotation system, or inter-dealer quotation system on which the Common Stock is listed or quoted for trading, including without limitation the New York Stock Exchange, NYSE American, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, OTCQX, OTCQB or any successor markets thereto (“Trading Market”) for the Common Stock and the Common Stock shall not be eligible for listing or quotation for trading thereon and shall not be eligible to resume listing or quotation for trading thereon within five (5) trading days or (C) the transfer of shares of Common Stock through the Depository Trust Company System shall become no longer available or shall be “chilled”; or

xiii. the Company shall not meet the current public information requirements under Rule 144, and such failure is not cured, if it is possible to cure it, within two (2) trading days after the expiration of the applicable grace period permitted under Rule 12b-25 of the Exchange Act; unless the Company files a Form 12b-25 for the relevant report required to meet the current public information requirements under Rule 144.

The clauses in the definition of “Event of Default” above operate independently, so that any action or event that falls within any such clause shall constitute an Event of Default regardless of, whether because of a grace period or threshold or otherwise, it falls outside the language of any other clause.

“Default” means any event which, with the passing of time or the giving of notice or both, would become an Event of Default.

b) Remedies Upon Event of Default. If any Event of Default occurs, then the outstanding principal amount of this Note and all other Obligations shall become, at the Holder’s election in its sole discretion, in whole or in part (or, in the case of and Event of Default described in Section 3(a)(x)(A) through (C), in whole, automatically and without the need for any notice, demand or any other action by the Holder all of which are hereby waived), immediately due and payable, in cash. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind (other than the Holder’s election to declare such acceleration), and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable regulations. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 3(b). No such rescission or annulment shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

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“Obligations” means all amounts, indebtedness, obligations, liabilities, covenants and duties of every type and description owing by any Company Party from time to time to the Holder under this Note, whether direct or indirect, joint or several, absolute or contingent, due or to become due, liquidated or unliquidated, secured or unsecured, now existing or hereafter arising and however acquired (regardless of whether acquired by assignment), whether or not evidenced by any note or other instrument or for the payment of money, including, without duplication, (i) the principal amount of the Note owing by the Company or any other Company Party (including any Mandatory Prepayment Amount and any Optional Prepayment Amount owing hereunder), (ii) all other amounts, fees (including all Late Fees), interest (including the interest accruing at the Default Rate), liquidated damages, commissions, charges, costs, expenses, attorneys’ fees and disbursements, indemnities, reimbursement of amounts paid and other sums chargeable to any Company Party hereunder and (iii) all interest on any item otherwise qualifying as “Obligation” hereunder, whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

Section 4. Miscellaneous

a) Condition to Funding. As a condition precedent to the obligation of the Holder to fund the Purchase Price, the Company shall have (1) filed with the Securities and Exchange Commission a Current Report on Form 8-K disclosing the issuance of this Note and the transactions contemplated hereby (the “Form 8-K”), and such Form 8-K shall be publicly available no later than 6:00 a.m. Eastern time on May 4, 2026, and (2) announced the issuance of this Note and the transaction contemplated hereby on a press release (the “Press Release”), and such Press Release shall be issued by the Company no later than 9:00 p.m. Eastern time on May 4, 2026. No funds shall be required to be wired by the Holder unless and until such Form 8-K has been filed and Press Release has been announced in accordance hereof.

b) Notices. notices, requests, demands and other communications to be given under this Note shall be in writing (including email) and shall be delivered to the Company and the Holder at the physical address or email address set forth in the signature pages hereto, or at such other physical address or email address as such party may designate by written notice in accordance with this Section. Any such notice, request or other communication shall be effective (i) if sent by U.S. mail, three (3) business days after being deposited in the mail with first-class postage prepaid, (ii) if sent by a nationally recognized overnight courier, upon delivery with written acknowledgment of receipt, (iii) if delivered personally, upon delivery with written acknowledgment of receipt, or (iv) if sent by email, upon transmission and receipt by the sender of a return receipt or a reply email evidencing receipt; provided, that if the Common Stock is listed on a Trading Market and such email is sent after the last trading hour of the Principal Trading Market on a trading day, such email shall be deemed delivered at the opening of trading on the next trading day. Any notice required to be given “promptly” or “immediately” shall be given by email. Any notice not given in accordance with this Section shall nevertheless be effective on the date actually received by the party to whom it is required to be given.

c) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note, without set off or counterclaim, at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks at least pari passu with all Indebtedness and other Obligations of the Company, and is not subordinated to any such Indebtedness or other obligation.

d) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

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e) Governing Law; Courts. This Note, and all claims, disputes, Proceedings and matters related hereto or arising hereunder or arising from or relating to the relationship among any of the parties hereto, are governed by, and shall be construed, interpreted and enforced exclusively in accordance with, the laws of the State of Delaware (without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware). Any such Proceeding shall be brought exclusively in the Delaware state courts sitting in Wilmington, DE or the federal courts of the United States of America for the District of Delaware sitting in Wilmington, DE; provided, that the Holder may bring Proceedings in other jurisdictions to enforce this Note. The parties hereto have accepted such jurisdiction and waived venue and other objections and have agreed to the means for service of process in such Section 6.6.

f) Characterizations. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

g) Payments on Next Business Day. Whenever any payment Obligation shall be due on a day other than a business day, such payment shall be due instead on the next succeeding business day.

h) Payment of Collection, Enforcement and Other Costs. In addition to, and not in substitution for and not to limit (but without duplication), any other right to reimbursement under this Note, (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any Proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other Proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay all out-of-pocket costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other Proceeding, including, but not limited to, attorneys’ fees and disbursements.

i) [Reserved].

j) [Reserved].

k) [Reserved].

l) Beneficiaries; Successors and Assigns. This Note shall be binding upon the successors and assigns of the Company and shall inure solely to the benefit of the Holder, each Company Party, and each of their respective successors and, if permitted, assigns; provided, that no Company Party may assign any part of this Note, or any right, obligation, benefit, title or interest hereunder.

m) Counterparts. This Note may be executed in any number of counterparts, which may be signed and transmitted electronically.

n) Severability. Any provision of this Note being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Note or any part of such provision in any other jurisdiction, so long as the economic or legal substance of the transaction contemplated hereby is not affected in any manner adverse to any party.

o) Waiver of Jury Trial. Each party hereto has irrevocably and unconditionally waived, to the fullest extent permitted by applicable regulations, trial by jury of any claim or cause of action or in any Proceeding, directly or indirectly with respect to, or directly or indirectly based upon or arising out of, under or in connection with this Note or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (A) certifies that no other party and no Affiliate of any of them and no attorney, agent or other representative of any of the foregoing has represented, expressly or otherwise, that any person would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Note by, among other things, the mutual waivers and certifications in this Section 4(o). “Affiliate” means, with respect to any specified person, any other person that directly or indirectly controls, is controlled by, or is under common control with such specified person.

[Signature Pages Follow]

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In witness whereof, each of the undersigned has duly executed this Note as of the date first written above.

Our Bond, Inc.

By:	/s/ Doron Kempel
Name:	Doron Kempel
Title:	Chief Executive Officer

Accepted and Agreed
as of the date first written above:

ASCENT PARTNERS FUND LLC

By:	/s/ Mikhail Gurevich
Name:	Mikhail Gurevich
Title:	Authorized Signatory

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